UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2017 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2017, REVA Medical, Inc. (“REVA” or the “Company”) entered into a Convertible Note Deed (the “Deed”) pursuant to which the Company has agreed to issue up to 525 senior subordinated convertible notes (the “Notes”), each having an issue price of US$100,000 and a face value of US$100,000, to raise aggregate proceeds of up to US$52.5 million, before deducting fees and expenses. At the time of execution of the Deed, participants had subscribed for $45 million of the Notes.

Additionally under Deed, the Company will issue 4,500 options for each convertible note issued, to a maximum 2,362,500 options if the entire $52.5 million note capacity is subscribed. Each option allows the purchase of one share of REVA’s common stock (an “Option”).

Issuances under the Deed will occur in two closings. In the first closing, which is expected to take place in early May, REVA will issue US$33.8 million of senior unsecured convertible notes. In the second closing, which is subject to receipt of stockholder approval and will occur no later than June 30, 2017, REVA will receive cash proceeds of up to US$18.7 million in exchange for issuing up to US$18.7 million of convertible notes. A total of $11.2 million of the second closing is currently committed.

As part of the transaction, on April 22, 2017, the Company entered into a Stock Repurchase Agreement with one of the participants subscribing for Notes in the first closing under the Deed pursuant to which, following the first closing, the Company will repurchase 1,732,260 shares of the Company’s common stock for US$12.5 million.

In addition, as part of the transaction, REVA and the continuing noteholders under its September 2014 convertible note deed have agreed to enter into a Second Amendment to Convertible Note Deed and Subordination Agreement in order to amend the Company’s Convertible Note Deed, dated September 25, 2014 (the “2014 Note Deed”), in order to, among other things, remove the noteholders’ option to request redemption of the notes prior to maturity, remove the automatic conversion provision of the notes, and subordinate the 2014 convertible notes to the new Notes. The amendment is subject to, among other things, receipt of stockholder approval.

Notes issued under the Deed are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

The Notes mature and shall be repaid in an amount equal to their face value plus accrued interest on the earlier to occur of an acceleration event following an event of default (as those terms are defined in the Deed) or 60 months from the date of issue, unless previously converted, redeemed or cancelled. Interest accrues at the rate of 8.0% per annum (increased to 10.0% per annum if any payments are past due); provided that interest is payable only upon redemption of the Notes for cash.

Under the Deed, a Noteholder may elect to cause the Company to redeem all or some of its Notes 30 months after the date of issue (“Optional Redemption”), at an amount equal to Face Value plus accrued Interest, upon providing the Company with at least 30 calendar days’ prior written notice.

If the Company defaults on its obligation to redeem the Notes in circumstances where a Noteholder has given the Company an optional redemption notice, then the following apply (a) the Company must procure that the board of directors establishes a financing committee ("Financing Committee") to consider how the Company should satisfy its obligations to redeem, pay or repay the Noteholders and make a resulting recommendation to the board of directors (b) the Company must, unless it has determined in good faith and acting reasonably based on external legal advice, undertake all actions to implement the recommendations made by the Financing Committee, and (c) the Company must procure that two persons approved by a resolution of Noteholders are appointed as directors of the Company until the Company has satisfied its obligation to redeem, pay or repay the Noteholder(s) pursuant to such optional redemption notice (at which point such directors must resign from the board of directors), with one such director being nominated by HEC Master Fund LP (for so long as such fund holds the Notes) and the other being appointed by the

Noteholder with the highest proportion of the Shares or CDIs, with such director being appointed the chair of the Financing Committee.

Following the occurrence of certain change of control events, each Noteholder may give the Company an irrevocable notice requiring the Company to redeem all or any part of their Notes for the greater of (a) the redemption value (as defined in the Deed) and (b) the cash settlement amount (as defined in the Deed), provided such Noteholder gives written notice of its decision to redeem within five business days of the change of control event.

At any time following the date of issue of the Notes but prior to the maturity date, a Noteholder may give the Company an irrevocable notice electing to convert (the “Conversion Notice”) all or some of its Notes into shares of the Company’s common stock (represented by CDIs).

The terms of the Notes contain provisions for the adjustment of the conversion price, which will initially be US$8.655 per share of REVA’s common stock (or US$0.8655 per CDI), subject to adjustment. The number of shares of common stock (each equivalent to 10 CDIs) to be issued upon conversion is determined by dividing the face value of the Note converted by the conversion price in effect on the conversion date.The conversion price will be adjusted upon certain events, including reorganisation of issued capital, certain dividends, distributions and issuance by the Company of equity securities at a price below current market value. The adjustment of conversion price is meant to ensure the economic value of the Notes is not adversely affected by such events.

Subject to certain conditions, a Note or Option may be freely assigned or transferred and a Noteholder may assign any of its rights or transfer any of its rights and obligations under the Deed provided that such assignment or transfer is not to a direct competitor of the Company that will hold fifty percent (50%) or more of the aggregate principal amount of the Notes then outstanding, and any such assignee or transferee of any rights or obligations under the Deed accedes to the Deed.

If the Company proposes to issue, incur or raise any finance debt, each Noteholder shall have a right of first refusal to enter into negotiations with the Company to agree terms for the new debt raising. If the Noteholders do not express any interest or cannot agree terms in respect of the new debt raising, the Company may enter into discussions and negotiations with persons who are not Noteholders, subject to the terms of the Deed. Each Noteholder shall have the right, but not the obligation, to participate in up to fifty percent (50%) of any such new debt raising. No person may at any time be allowed to participate in any new debt raising on terms more favorable than those offered to the Noteholders.

For so long as any Notes remain outstanding, the Company shall not take certain actions, including, among other things, (i) declaring or paying any dividend, (ii) issuing any finance debt (as defined in the Deed) in excess of US$10,000,000, provided that such amount shall be increased to US$25,000,000 following an IPO, (iii) granting any security interest in respect of or dispose of the Company’s intellectual property, or (iv) substantially changing the general nature or scope of its business.

Provisions of the Deed require the Company to use reasonable efforts to seek to list its common stock on NASDAQ as soon as practicable after December 31, 2017.

As a condition precedent to issue of the Notes and Options, the Company must enter into a First Amendment to its Amended and Restated Investors’ Rights Agreement with each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated September 25, 2014, that will provide each Noteholder the right to require the Company to file a registration statement with the SEC in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Regina Groves, REVA’s Chief Executive Officer, has agreed to enter into a Lock-Up Agreement whereby she will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of any shares or CDIs, or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company.

Provisions of the Notes may generally be modified, amended or waived by at least three Noteholders that represent at least a majority of the outstanding principal face value amount of all outstanding Notes acting at a meeting or by written consent; provided, however, that unanimous consent of the Noteholders holding all of the outstanding notes is required to, amongst other items, (i) extend the term of the notes or their maturity date, (ii) reduce the amount of any payment of principal, interest, fees or any other payment obligation of the Company or (iii) change when and on what terms the Notes will convert or be redeemed, cancelled or otherwise repaid or prepaid.

The events of default, which may result in the acceleration of the maturity of the Notes, include:

(a)	Failure to pay: failure by the Company to pay an amount due under and in the manner required by the Deed;
(b)

Cross default:  finance debt of the Group that, in aggregate, exceeds US$1,000,000, is not paid when due or becomes due and payable prior to its maturity date, including any event of default (however described) that occurs under or in connection with the 2014 Note Deed;

(c)

Revocation:  an authorisation, approval or consent material to the Company or its business is cancelled, repealed, revoked or terminated or has expired, amended or modified in a manner which is likely to have a material adverse effect;

(d)	Failure to perform: the Company fails to perform any material obligation under the Deed or the Amended and Restated Investors’ Rights Agreement;
(e)	Misrepresentation: any warranty or representation made by the Company under the Deed becomes false or misleading or incorrect in any material respect when made;
(f)	Insolvency event: an insolvency event occurs in relation the Company;
(g)

Breach of law:  the Company or any of its subsidiaries is in material breach of an applicable law, regulation, authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a material adverse effect;

(h)	Termination: any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of the Deed or the Amended and Restated Investors’ Rights Agreement;
(i)	Listing: The Company’s CDIs or shares cease to trade on ASX or any alternative exchange, or are suspended from trading for more than 5 consecutive trading days; or,
(j)	Minimum Subscription not raised: the Company has not issued Notes where the face value equals US$42.5 million by June 30, 2017.

The Notes and Options are being issued and sold pursuant to exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) thereof, Rule 506(b) of Regulation D thereunder and Regulation S thereunder, as well as comparable exemptions under applicable state securities laws, as transactions by an issuer not involving a public offering. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any Investor in connection with the offering. Moreover, each participant has represented or will represent to the Company that (x) if it is a U.S. person, (1) it is an accredited investor, as that term is defined under Regulation D of the Securities Act, in the United States, acquiring the Notes, Options, and underlying shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof, (2) either alone or with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) it had the opportunity to review the Company’s public filings and was afforded (a) the opportunity to ask questions and receive answers from the Company concerning the conditions of the offering, (b) access to information about the Company sufficient to enable such Investor to evaluate its investment in the Company, and (c) the opportunity to obtain such additional information that the Company possessed or could acquire without unreasonable effort or expense necessary to make an informed investment decision or (y) if it is not a U.S. person, (1) it is acquiring the Notes, Options and underlying CDIs or shares in a transaction exempt from registration pursuant to Regulation S and (2) it is not acquiring the Notes or Options for the account or benefit of any U.S. person.

The foregoing description is a summary of certain of the material provisions of the Notes and the Deed and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Deed, including the definitions of certain terms used in the Deed.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above regarding the Deed is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above regarding the Deed is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

On April 22, 2017, Ms. Anne Keating, who is a Class I member of the Company’s board of directors and whose three-year term is expiring at the Company’s 2017 annual meeting, provided notice that she will not be submitting for re-election and will retire as a Director at the 2017 annual meeting. Ms. Keating’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01   Financial Statements and Exhibits.

 (d)Exhibits.

Exhibit No.	Description
4.1	Convertible Note Deed dated April 22, 2017
4.2	Form of Second Amendment to Convertible Note Deed, dated September 25, 2014
10.1	Stock Repurchase Agreement, dated April 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: April 26, 2017	/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer
(principal financial and accounting officer)

Index to Exhibits

Exhibit Number	Description of Exhibits
4.1	Convertible Note Deed dated April 22, 2017
4.2	Form of Second Amendment to Convertible Note Deed, dated September 25, 2014
10.1	Stock Repurchase Agreement, dated April 22, 2017